                                     CLASS B
                             DISTRIBUTION AGREEMENT

THIS AGREEMENT, made this 1st day of October 1993, between Security Equity Fund, a Kansas corporation  (hereinafter  referred to as the "Company"),  and Security
Distributors,  Inc.,  a  Kansas  corporation  (hereinafter  referred  to as  the
"Distributor").

                                   WITNESSETH:

WHEREAS,  the  Company  is  engaged  in  business  as  an  open-end,  management investment  company  registered under the federal Investment Company Act of 1940
(the "1940 Act"); and

WHEREAS,  the  Distributor  is willing to act as principal  underwriter  for the
Company to offer for sale,  sell and deliver  after sale,  the Class B Shares of the  Company's  $.25 par value  common  stock  (hereinafter  referred  to as the
"Shares") on the terms and conditions hereinafter set forth;

NOW,  THEREFORE,  in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

     1. EMPLOYMENT OF DISTRIBUTOR. The Company hereby employs the Distributor to act as principal  underwriter for the Company with respect to its Class B Shares and hereby  agrees  that during the term of this  Agreement,  and any renewal or extension thereof, or until any prior termination thereof, the Distributor shall have the exclusive  right to offer for sale and to distribute any and all of its
Class B Shares  issued or to be issued by the Company.  The  Distributor  hereby accepts  such  employment  and agrees to act as the  distributor  of the Class B
Shares issued or to be issued by the Company during the period this Agreement is in effect and agrees during such period to offer for sale such Shares as long as such Shares remain available for sale,  unless the Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation.

     2. OFFERING PRICE AND  COMMISSIONS.  Prior to the issuance of any Shares by the Company pursuant to any subscription  tendered by or through the Distributor and confirmed for sale to or through the Distributor,  the Distributor shall pay or cause to be paid to the  custodian of the Company in cash, an amount equal to the net  asset  value of such  Shares  at the time of  acceptance  of each  such subscription  and  confirmation  by the Company of the sale of such Shares.  All
Shares  shall be sold to the public only at their public  offering  price at the time of such sale,  and the  Company  shall  receive  not less than the full net asset value thereof.

     3. ALLOCATION OF EXPENSES AND CHARGES. During this period this Agreement is in effect,  the Company shall pay all costs and expenses in connection  with the registration  of Shares  under the  Securities  Act of 1933  (the  "1933  Act"), including all expenses in connection  with the  preparation  and printing of any registration  statements and prospectuses necessary for registration  thereunder but  excluding any  additional  costs and expenses  incurred in  furnishing  the
Distributor with prospectuses.

The Company will also pay all costs,  expenses and fees  incurred in  connection with the  qualification  of the Shares under the applicable Blue Sky laws of the states in which the Shares are offered.

During the period  this  Agreement  is in effect,  the  Distributor  will pay or reimburse the Company for:

     (a)  All costs and  expenses of printing  and mailing  prospectuses  (other than to existing  shareholders) and  confirmations,  and all costs and expenses of  preparing,  printing  and mailing  advertising  material, sales literature, circulars, applications, and other materials used or to be used in  connection  with the  offering for sale and the sale of
          Shares; and

     (b)  All clerical and  administrative  costs in processing the applications for and in connection with the sale of Shares.

The  Distributor  agrees to submit to the  Company  for its prior  approval  all advertising material,  sales literature,  circulars and any other material which the  Distributor  proposes to use in  connection  with the  offering for sale of
Shares.

     4. REDEMPTION OF SHARES.  The Distributor,  as agent of and for the account of the Fund,  may redeem  Shares of the Fund offered for resale to it at the net asset  value  of  such  Shares  (determined  as  provided  in  the  Articles  of
Incorporation  or Bylaws)  and not in excess of such  maximum  amounts as may be fixed from time to time by an officer of the Fund.  Whenever the officers of the
Fund deem it advisable for the protection of the  shareholders of the Fund, they may suspend or cancel such authority.

     5. SALES CHARGES.  A contingent  deferred sales charge shall be retained by the  Distributor  from the net  asset  value of  Shares  of the Fund that it has redeemed,  it being  understood  that such amounts will not be in excess of that set forth in the then-current  registration statement of the Fund.  Furthermore, the  Distributor  may retain any amounts  authorized for payment to it under the
Fund's Distribution Plan.

     6. DISTRIBUTOR MAY ACT AS BROKER AND RECEIVE  COMMISSIONS.  Notwithstanding
any other  provisions of this  Agreement,  it is understood  and agreed that the
Distributor may act as a broker,  on behalf of the Company,  in the purchase and sale of securities not effected on a securities exchange, provided that any such transactions  and any commission  paid in connection  therewith  shall comply in every  respect  with the  requirements  of the 1940 Act and in  particular  with
Section 17(e) of that Act and the rules and  regulations  of the  Securities and
Exchange Commission promulgated thereunder.

     7. AGREEMENTS SUBJECT TO APPLICABLE LAW AND REGULATIONS. The parties hereto agree  that  all  provisions  of this  Agreement  will be  performed  in  strict accordance with the  requirements of: the 1940 Act, the 1933 Act, the Securities
Exchange Act of 1934,  the rules and  regulations of the Securities and Exchange
Commission under said statutes, all applicable state Blue Sky laws and the rules and regulations thereunder,  the rules of the National Association of Securities
Dealers, Inc., and, in strict accordance with, the provisions of the Articles of
Incorporation and Bylaws of the Company.

     8. DURATION AND  TERMINATION  OF  AGREEMENT.  This  Agreement  shall become effective at the date and time that the  Company's  prospectus,  reflecting  the underwriting  arrangements  provided by this Agreement,  shall become  effective under the 1933 Act, and shall, unless terminated as provided herein, continue in force for two years from that date, and from year to year  thereafter,  provided that such  continuance  for each  successive  year is  specifically  approved in advance at least  annually by either the Board of  Directors or by the vote of a majority (as defined in the 1940 Act) of the  outstanding  voting  securities of the Company and, in either event,  by the vote of a majority of the directors of the Company who are not parties to this  Agreement or interested  persons of any such  party,  cast in person at a meeting  called for the purpose of voting upon such approval. As used in the preceding sentence, the words "interested persons"
shall have the  meaning set forth in Section  2(a)(19) of the 1940 Act.  Written notice of any such  approval  by the Board of  Directors  or by the holders of a majority  of  the  outstanding  voting  securities  of  the  Company  and by the directors who are not such  interested  persons  shall be given  promptly to the
Distributor.

This  Agreement may be terminated at any time without the payment of any penalty by the  Company by giving the  Distributor  at least  sixty (60) days'  previous written notice of such intention to terminate. This Agreement must be terminated by the  Distributor  at any time by giving the Company at least sixty (60) days'
previous written notice of such intention to terminate.

This Agreement shall terminate automatically in the event of its assignment.  As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

     9. CONSTRUCTION OF AGREEMENT. No provision of this Agreement is intended to or shall be construed as protecting the Distributor against any liability to the
Company or to the  Company's  security  holders to which the  Distributor  would otherwise  be  subject  by reason  of  willful  misfeasance,  bad faith or gross negligence in the performance of its duties under this Agreement.

Terms or words  used in the  Agreement,  which  also  occur in the  Articles  of
Incorporation  or Bylaws of the Company,  shall have the same meaning  herein as given to such terms or words in the Articles of  Incorporation  or Bylaws of the
Company.

     10. DISTRIBUTOR AN INDEPENDENT CONTRACTOR.  The Distributor shall be deemed to be an independent  contractor and, except as expressly provided or authorized by the Company, shall have no authority to act for or represent the Company.

     11.  NOTICE.  Any notice  required or  permitted  to be given  hereunder to either of the  parties  hereto  shall be deemed to have been  given if mailed by certified mail in a postage-prepaid  envelope  addressed to the respective party as  follows,  unless any such party has  notified  the other  party  hereto that notices  thereafter  intended  for such  party  shall be  mailed  to some  other address,  in which event notices  thereafter shall be addressed to such party at the address designated in such request:

                         Security Equity Fund
                         Security Benefit Group Building
                         700 Harrison
                         Topeka, Kansas

                         Security Distributors, Inc.
                         Security Benefit Group Building
                         700 Harrison
                         Topeka, Kansas

     12.  AMENDMENT  OF  AGREEMENT.  No  amendment  to this  Agreement  shall be effective  until  approved  by (a) a majority of the Board of  Directors  of the
Company  and a majority of the  directors  of the Company who are not parties to this  Agreement or  affiliated  persons of any such party,  or (B) a vote of the holders of a majority of the outstanding voting securities of the Company.

IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                                  SECURITY EQUITY FUND

                                                  By:  M. J. Provines
                                                       -------------------------
                                                       President

ATTEST:

Amy J. Lee
-------------------------
Amy J. Lee, Secretary

                                                  SECURITY DISTRIBUTORS, INC.

                                                  By:  Howard R. Fricke
                                                       -------------------------
                                                       President

ATTEST:

Amy J. Lee
-------------------------
Secretary

(SEAL)

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Class B Distribution  Agreement dated October 1,
1993 (the "Distribution  Agreement"),  under which the Distributor has agreed to act as  principal  underwriter  in  connection  with  sales of the shares of the
Fund's Class B common stock;

WHEREAS,  on April 3, 1995,  the Board of Directors of the Fund  authorized  the
Fund  to  offer  its  common  stock  in a new  series  designated  as the  Asset
Allocation  Series,  in addition to its presently offered series of common stock of Equity Series and Global Series;

WHEREAS, on April 3, 1995, the Board of Directors of the Fund further authorized the  Fund to  offer  shares  of the  Asset  Allocation  Series  in two  classes, designated Class A shares and Class B shares; and

WHEREAS,  on April 3,  1995,  the Board of  Directors  of the Fund  approved  an amendment  to the  Class B  Distribution  Agreement  between  the  Fund  and the
Distributor  to  include  the  sale of Class B shares  of the  Asset  Allocation
Series;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund and Distributor  hereby amend the
Class B  Distribution  Agreement  to  include  the sale of Class B shares of the
Asset Allocation Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class
B Distribution Agreement this 18th day of April, 1995.

                                           SECURITY EQUITY FUND

                                           By:  James R. Schmank
                                                --------------------------------
                                                James R. Schmank, Vice President
                                                and Treasurer

ATTEST:

By:  Amy J. Lee
     -------------------------
     Amy J. Lee, Secretary

                                           SECURITY DISTRIBUTORS, INC.

                                           By:  Richard K Ryan
                                                --------------------------------
                                                Richard K Ryan, President

ATTEST:

By:  Amy J. Lee
     -------------------------
     Amy J. Lee, Secretary

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Class B Distribution  Agreement dated October 1,
1993 (the "Distribution  Agreement"),  under which the Distributor has agreed to act as  principal  underwriter  in  connection  with  sales of the shares of the
Fund's Class B common stock;

WHEREAS,  on July 26, 1996,  the Board of Directors of the Fund  authorized  the
Fund to  offer  its  common  stock  in a new  series  designated  as the  Social
Awareness Series, in addition to its presently offered series of common stock of
Equity Series, Global Series and Asset Allocation Series;

WHEREAS, on July 26, 1996, the Board of Directors of the Fund further authorized the  Fund to  offer  shares  of the  Social  Awareness  Series  in two  classes, designated Class A shares and Class B shares; and

WHEREAS,  on July 26,  1996,  the Board of  Directors  of the Fund  approved  an amendment  to the  Class B  Distribution  Agreement  between  the  Fund  and the
Distributor  to  include  the  sale of Class B shares  of the  Social  Awareness
Series;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund and Distributor  hereby amend the
Class B  Distribution  Agreement  to  include  the sale of Class B shares of the
Social Awareness Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class
B Distribution Agreement this 1st day of August, 1996.

                                           SECURITY EQUITY FUND

                                           By:  James R. Schmank
                                                --------------------------------
                                                James R. Schmank, Vice President
                                                and Treasurer

ATTEST:

By:  Amy J. Lee
     --------------------------------
     Amy J. Lee, Secretary

                                           SECURITY DISTRIBUTORS, INC.

                                           By:  Richard K Ryan
                                                --------------------------------
                                                Richard K Ryan, President

ATTEST:

By:  Amy J. Lee
     --------------------------------
     Amy J. Lee, Secretary

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Class B Distribution  Agreement dated October 1,
1993 (the "Distribution  Agreement"),  under which the Distributor has agreed to act as  principal  underwriter  in  connection  with  sales of the shares of the
Fund's Class B common stock;

WHEREAS,  on February 7, 1997, the Board of Directors of the Fund authorized the
Fund to offer its common stock in a new series  designated  as the Value Series, in addition to its presently  offered  series of common stock of Equity  Series,
Global Series, Asset Allocation Series and Social Awareness Series;

WHEREAS,  on  February  7,  1997,  the Board of  Directors  of the Fund  further authorized  the  Fund to  offer  shares  of the  Value  Series  in two  classes, designated Class A shares and Class B shares; and

WHEREAS,  on February 7, 1997,  the Board of Directors  of the Fund  approved an amendment  to the  Class B  Distribution  Agreement  between  the  Fund  and the
Distributor to include the sale of Class B shares of the Value Series;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund and Distributor  hereby amend the
Class B  Distribution  Agreement  to  include  the sale of Class B shares of the
Value Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class
B Distribution Agreement this 12th day of March, 1997.

                                           SECURITY EQUITY FUND

                                           By:  James R. Schmank
                                                --------------------------------
                                                James R. Schmank, Vice President
                                                and Treasurer

ATTEST:

By:  Amy J. Lee
     --------------------------------
     Amy J. Lee, Secretary

                                           SECURITY DISTRIBUTORS, INC.

                                           By:  Richard K Ryan
                                                --------------------------------
                                                Richard K Ryan, President

ATTEST:

By:  Amy J. Lee
     --------------------------------
     Amy J. Lee, Secretary

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Class B Distribution  Agreement dated October 1,
1993 (the "Distribution  Agreement"),  under which the Distributor has agreed to act as  principal  underwriter  in  connection  with  sales of the shares of the
Fund's Class B common stock;

WHEREAS,  on July 25, 1997,  the Board of Directors of the Fund  authorized  the
Fund to offer its common stock in a new series  designated  as the Small Company
Series,  in addition to its presently  offered  series of common stock of Equity
Series,  Global Series,  Asset  Allocation  Series,  Social Awareness Series and
Value Series;

WHEREAS, on July 25, 1997, the Board of Directors of the Fund further authorized the Fund to offer shares of the Small Company Series in two classes,  designated
Class A shares and Class B shares; and

WHEREAS,  on July 25,  1997,  the Board of  Directors  of the Fund  approved  an amendment  to the  Class B  Distribution  Agreement  between  the  Fund  and the
Distributor to include the sale of Class B shares of the Small Company Series;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund and Distributor  hereby amend the
Class B  Distribution  Agreement  to  include  the sale of Class B shares of the
Small Company Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class
B Distribution Agreement this 15th day of September, 1997.

                                        SECURITY EQUITY FUND

                                        By: JAMES R. SCHMANK
                                            ------------------------------------
                                            James R. Schmank,
                                            Vice President and Treasurer

ATTEST:

By: AMY J. LEE
    ------------------------------------
    Amy J. Lee, Secretary

                                        SECURITY DISTRIBUTORS, INC.

                                        By: RICHARD K RYAN
                                            ------------------------------------
                                            Richard K Ryan, President

ATTEST:

By: AMY J. LEE
    ------------------------------------
    Amy J. Lee, Secretary

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Class B Distribution  Agreement dated October 1,
1993 (the "Distribution  Agreement"),  under which the Distributor has agreed to act as  principal  underwriter  in  connection  with  sales of the shares of the
Fund's Class B common stock;

WHEREAS,  on November 6, 1998, the Board of Directors of the Fund authorized the
Fund  to  offer  its  common  stock  in  three  new  series  designated  as  the
International Series, Enhanced Index Series and Select 25 Series, in addition to its presently  offered series of common stock of Equity  Series,  Global Series,
Asset Allocation Series, Social Awareness Series, Value Series and Small Company
Series; and

WHEREAS,  on  November  6,  1998,  the Board of  Directors  of the Fund  further authorized the Fund to offer shares of the International Series,  Enhanced Index
Series and Select 25 Series in three classes, designated Class A shares, Class B shares, and Class C shares; and

WHEREAS,  on November 6, 1998,  the Board of Directors  of the Fund  approved an amendment  to the  Class B  Distribution  Agreement  between  the  Fund  and the
Distributor to include the sale of Class B shares of the  International  Series,
Enhanced Index Series and Select 25 Series;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund and Distributor  hereby amend the
Class B  Distribution  Agreement  to  include  the sale of Class B shares of the
International Series, Enhanced Index Series and Select 25 Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class
B Distribution Agreement this 28th day of January, 1999.

                                   SECURITY EQUITY FUND

                                   By: JAMES R. SCHMANK
                                       -----------------------------------------
                                       James R. Schmank,
                                       Vice President

ATTEST:

By: AMY J. LEE
    -----------------------
    Amy J. Lee, Secretary

                                   SECURITY DISTRIBUTORS, INC.

                                   By: RICHARD K RYAN
                                       -----------------------------------------
                                       Richard K Ryan, President

ATTEST:

By: AMY J. LEE
    -----------------------
    Amy J. Lee, Secretary

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Class B Distribution  Agreement dated October 1,
1993, as amended,  (the "Distribution  Agreement"),  under which the Distributor has  agreed to act as  principal  underwriter  in  connection  with sales of the shares of the Fund's Class B common stock;

WHEREAS,  on February 4, 2000, the Board of Directors of the Fund authorized the
Fund to offer its  common  stock in two new series  designated  as the Large Cap
Growth Series and Technology Series; and

WHEREAS,  on  February  4,  2000,  the Board of  Directors  of the Fund  further authorized  the  Fund to  offer  shares  of the  Large  Cap  Growth  Series  and
Technology Series in three classes,  designated Class A shares,  Class B shares, and Class C shares; and

WHEREAS,  on February 4, 2000,  the Board of Directors  of the Fund  approved an amendment  to the  Class B  Distribution  Agreement  between  the  Fund  and the
Distributor to include the sale of Class B shares of the Large Cap Growth Series and Technology Series;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund and Distributor  hereby amend the
Class B  Distribution  Agreement  to  include  the sale of Class B shares of the
Large Cap Growth Series and Technology Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class
B Distribution Agreement this 1st day of May, 2000.

                                   SECURITY EQUITY FUND

                                   By: JAMES R. SCHMANK
                                       -----------------------------------------
                                       James R. Schmank, Vice President

ATTEST:

By: AMY J. LEE
    -----------------------
    Amy J. Lee, Secretary

                                   SECURITY DISTRIBUTORS, INC.

                                   By: GREGORY J. GARVIN
                                       -----------------------------------------
                                       Gregory J. Garvin, President

ATTEST:

By: AMY J. LEE
    -----------------------
    Amy J. Lee, Secretary

                   AMENDMENT TO CLASS B DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Class B Distribution  Agreement dated October 1,
1993 (the "Distribution  Agreement"),  under which the Distributor has agreed to act as  principal  underwriter  in  connection  with  sales of the shares of the
Fund's Class B common stock;

WHEREAS,  on May 3,  2002  the  Board of  Directors  of the  Fund  approved  the reorganization  and  liquidation  of the  Total  Return  Series  so  that it was acquired by the Equity Series effective August 28, 2002; and

WHEREAS,  on November 8, 2002, the Board of Directors of the Fund authorized the
Fund  to  offer  its  common  stock  in a new  series  designated  as the  Alpha
Opportunity Series effective February 1, 2003; and

WHEREAS,  on  November  8,  2002,  the Board of  Directors  of the Fund  further authorized  the Fund to offer  shares of the Alpha  Opportunity  Series in three classes, designated Class A shares, Class B shares, and Class C shares effective
February 1, 2003; and

WHEREAS,  on November 8, 2002,  the Board of Directors  of the Fund  approved an amendment  to the  Class B  Distribution  Agreement  between  the  Fund  and the
Distributor  to  include  the sale of Class B shares  of the  Alpha  Opportunity
Series.

NOW,  THEREFORE IT IS BY THE PARTIES HERETO AGREED that the Class B Distribution
Agreement  is hereby  amended to delete  the Class B shares of the Total  Return
Series of the Fund and to  include  the Class B shares of the Alpha  Opportunity
Series of the Fund effective February 1, 2003.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class
B Distribution Agreement this 8th day of November, 2002.

                                              SECURITY EQUITY FUND

                                              By: JAMES R. SCHMANK
                                                  ------------------------------
                                                  James R. Schmank, President

ATTEST:

By: AMY J. LEE
    ------------------------------
    Amy J. Lee, Secretary

                                              SECURITY DISTRIBUTORS, INC.

                                              By: GREGORY J. GARVIN
                                                  ------------------------------
                                                  Gregory J. Garvin, President

ATTEST:

By: AMY J. LEE
    ------------------------------
    Amy J. Lee, Secretary